UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 27, 2014	(February 21, 2014)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	888-937-0004

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stock Option Plan

On February 21, 2014, the Board of Directors of Metro Bancorp, Inc. (the “Company”) approved and adopted amendments to the Company’s Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan. The amendments: (i) modify the definition of retirement to include a minimum of five years of service and clarify that incentive stock options may be exercised within three months following the holder’s retirement; (ii) include a definition of disability as disability is defined in Section 22 (e)(3) of the Internal Revenue Code and permit option holders to exercise their options within the 12 months after terminating employment due to disability, even if the holders are not eligible for retirement at the time of their termination; and (iii) permit all outstanding options to be fully and immediately exercisable upon retirement.

In all events, the exercise of an option must be within the original exercise period specified by the Board of Directors. As the amount of compensation that the Company’s principal executive officer, principal financial officer and other named executive officers will receive under the Plan will depend on multiple factors, including the awards of options and/or restricted stock made by the Board and the fair market value of Metro common stock, it is not possible to determine the compensation such officers will receive under the Plan.

The Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan, as amended by the Board on February 21, 2014, is attached to this Form 8-K as Exhibit 10.1.

Compensation

On February 21, 2014, the Board of Directors of Metro Bancorp, Inc. ratified the following items approved by the Company's Compensation Committee:

2013 Cash bonus and stock option grants for the Company's Chief Executive Officer, Chief Financial Officer and Named Executive Officers:

Name	Title	Cash Bonus	Stock Options Grants[1]
Gary L. Nalbandian	Chairman, President and Chief Executive Officer	$93,980	4,000
Mark A. Zody	Executive Vice President and Chief Financial Officer	$60,000	4,400
Percival B. Moser	Executive Vice President and Chief Operating Officer	$54,375	4,400
James R. Ridd	Senior Vice President and Chief Credit Officer	$33,750	1,000
Adam L. Metz	Senior Vice President and Chief Lending Officer	$35,000	1,000
1 Grants made pursuant to the Company's 2006 Employee Stock Option Plan at an exercise price of $19.55, the closing market price on the date of grant.

2014 Base salaries, effective April 1, 2014, for the Company's Chief Executive Officer, Chief Financial Officer and Named Executive Officers:

Name	Title	Base Salary
Gary L. Nalbandian	Chairman, President and Chief Executive Officer	$584,750
Mark A. Zody	Executive Vice President and Chief Financial Officer	$322,700
Percival B. Moser	Executive Vice President and Chief Operating Officer	$310,300
James R. Ridd	Senior Vice President and Chief Credit Officer	$231,750
Adam L. Metz	Senior Vice President and Chief Lending Officer	$225,000

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2014, the Board of Directors of Metro Bancorp, Inc. approved and adopted an amendment to the Company’s Bylaws to delete Section 8.2. Section 8.2 had provided that a person who has attained age 77 is not eligible for election as a director and any director no longer eligible for election shall automatically cease to be a director on the day prior to the date of the next meeting of the shareholders. The amendment is effective immediately.

The Company’s Bylaws are attached to this Form 8-K as Exhibit 3(ii).

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3(ii)	Bylaws of Metro Bancorp, Inc., as amended February 21, 2014.
10.1	Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan, as amended February 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metro Bancorp, Inc.
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(Registrant)

Date: February 27, 2014

/s/ Gary L. Nalbandian
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Gary L. Nalbandian
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3(ii)	Bylaws of Metro Bancorp, Inc., as amended February 21, 2014.
10.1	Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan, as amended February 21, 2014.